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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ArTara Therapeutics, Inc. for the registration of 5,776,244 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 2019, with respect to the consolidated financial statements of Proteon Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
January 30, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm